Tompkins Financial Corporation 8-K

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO & COO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Friday, July 19, 2013

Tompkins Financial Corporation Reports Increase in Second Quarter Earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE MKT LLC)

Tompkins Financial Corporation reported diluted earnings per share of $0.75 for the second quarter of 2013, an increase of 4.2% from the $0.72 reported for the same period in 2012.  Net income of $11.0 million for the second quarter of 2013, represents a 24.7% increase from the same period in 2012.   Year to date diluted earnings per share were $1.55 for the current period, up 9.2% over the first six months of 2012.  Year to date net income of $22.5 million in 2013 is up 35.3% over the same period in 2012.

Comparisons of the Statement of Income and Statement of Condition to the same period last year are impacted by the acquisition of VIST Financial Corporation on August 1, 2012.  As more fully disclosed in the non-GAAP disclosure section of this press release, net income and diluted earnings in the current and prior period were also impacted by merger related expenses.  The second quarter of 2012 also included $243,000 in after tax income related to the reversal of an accrued liability resulting from the settlement of litigation between VISA Inc. and certain merchants.  After adjusting for the after-tax impact of the above items, diluted earnings per share for the second quarter of 2013 would have been approximately flat compared to the prior year, and year to date diluted earnings per share would have been up by approximately 6.8% over the same period last year.

President and CEO, Stephen S. Romaine said "We saw positive trends during the quarter, with net interest income up $1.6 million from the first quarter of 2013, representing an annualized growth rate of 17.0%.  The growth was fueled by increased loans and noninterest-bearing deposits, which reflected annualized growth of 8.2% and 14.7% respectively over the first quarter of 2013.  The improvement in net interest income was tempered by higher provision expense during the quarter, and lower noninterest income as compared to the prior quarter. Overall performance remains strong, with annualized return on average equity of 10.20% for the quarter, which is ahead of the same period last year and compares favorably to the most recent Federal Reserve Board peer ratio of 8.43% 1.”

NET INTEREST INCOME

Net interest income of $39.8 million for the second quarter of 2013 represents an increase of 41.7% over the same period last year.  The addition of VIST Bank and steady loan growth contributed to the year-over-year increase. Net interest income for the quarter was up $1.6 million, or 4.24%, from the first quarter of 2013, primarily due to growth in average loans and noninterest-bearing deposits.  The net interest margin for the second quarter of 2013 was 3.58% compared to 3.57% for the first quarter in 2013 and 3.52% for the second quarter of 2012.   For the year to date period, net interest income of $78.0 million reflects an increase of 40.5% over the first six months of 2012.

NONINTEREST INCOME

Noninterest income was $16.5 million for the second quarter of 2013, up 29.6% over the same period in 2012, and down 4.9% from the first quarter of 2013. The increase from the same quarter last year is mainly a result of the VIST acquisition. The most significant contributors to the decline from the first quarter of 2013 were lower realized gains on available for sale securities and lower income related to our investment in a Small Business Investment Company.  Insurance commissions, investment services income and card services income were also down modestly from the first quarter, while service charges on deposit accounts were up modestly.    For the year to date period, noninterest income of $33.9 million was up 38.9% from the same six month period in 2012.

NONINTEREST EXPENSE

Noninterest expense was $37.8 million in the second quarter of 2013, up 40.7% from the same period in 2012, and up 0.7% from the first quarter of 2013.  For the year to date period, noninterest income of $75.3 million was up 41.5% from the same six month period in 2012. The increase in noninterest expense over the same quarter and year to date periods of 2012 is mainly a result of the VIST acquisition.

ASSET QUALITY

The ratio of nonperforming assets to total assets of 0.89% reflects improvement from 1.17% for the same period last year, and is up from 0.83% at March 31, 2013.  The nonperforming asset ratio continues to compare favorably to the most recent peer averages of 1.87% published as of March 31, 2013, by the Federal Reserve1.

Asset quality trends on originated loans continue to improve with loans classified as special mention or worse down 30.5% from a year ago, and down 7.5% from last quarter.   Originated loans and leases exclude loans acquired in the VIST acquisition.  In the acquired loan portfolio, loans classified special mention or worse increased by 13.6% from the first quarter of 2013, resulting in 2.0% increase in total loans classified as special mention or worse.  The increase in loans classified as Substandard or Special Mention in the acquired loan portfolio did not have a meaningful impact to the credit marks that were recorded at the time of the acquisition.

Provision for loan and lease losses was $2.5 million for the second quarter of 2013, up from $1.0 million in the same quarter last year, and $1.0 million in the first quarter of 2013.  Net loan and lease (recoveries) charge-offs totaled $1.7 million in the second quarter of 2013, compared to $1.1 million in the second quarter last year, and $1.0 million in the first quarter of 2013.  The current period included net recoveries of $1.2 million in the originated portfolio, while the acquired portfolio included net (recoveries) charge-offs of $2.9 million.

The Company’s allowance for originated loan and lease losses totaled $24.9 million at June 30, 2013, which represented 1.08% of total originated loans, compared to 1.16% at December 31, 2012, reflecting improved quality of the originated portfolio.  The allowance for loan and lease losses covered 64.99% of nonperforming loans and leases as of June 30, 2013, which compares to 62.34% as of December 31, 2012.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums.  Tier 1 capital to average assets improved for the second consecutive quarter, to 8.16% at June 30, 2013.  Total risk based capital also improved during the quarter to 13.34%.  The improvement in capital ratios was primarily driven by growth in retained earnings.  Despite the increase in retained earnings during the quarter, tangible book value per share decline by 5.2% to $22.08, as the rise in market interest rates during the quarter negatively impacted accumulated other comprehensive income associated with unrealized gains available-for-sale securities. Refer to Non-GAAP disclosure for additional details on tangible book value per share.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania.  Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, VIST Bank, Tompkins Insurance Agencies, Inc., and Tompkins Financial Advisors.  For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

NON-GAAP MEASURES

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provide useful information.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  See “Tompkins Financial Corporation - Summary Financial Data (Unaudited)” tables for Non-GAAP related calculations.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	06/30/2013	12/31/2012

Cash and noninterest bearing balances due from banks	$65,064	$117,448
Interest bearing balances due from banks	1,479	1,482
Cash and Cash Equivalents	66,543	118,930

Trading securities, at fair value	14,688	16,450
Available-for-sale securities, at fair value (amortized cost of $1,434,359 at June 30,
2013 and $1,349,416 at December 31, 2012)	1,434,454	1,393,340
Held-to-maturity securities, fair value of $21,129 at June 30, 2013, and $25,163
at December 31, 2012	20,173	24,062
Originated loans and leases, net of unearned income and deferred costs and fees	2,309,232	2,133,106
Acquired loans and leases, covered	31,548	37,600
Acquired loans and leases, non-covered	714,403	783,904
Less: Allowance for loan and lease losses	25,458	24,643
Net Loans and Leases	3,029,725	2,929,967

FDIC Indemnification Asset	4,270	4,385
Federal Home Loan Bank stock and Federal Reserve Bank stock	26,039	19,388
Bank premises and equipment, net	54,824	54,581
Corporate owned life insurance	66,143	65,102
Goodwill	92,140	92,305
Other intangible assets, net	17,400	18,643
Accrued interest and other assets	105,484	100,044
Total Assets	$4,931,883	$4,837,197

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,174,926	2,144,367
Time	937,775	973,883
Noninterest bearing	800,209	831,919
Total Deposits	3,912,910	3,950,169

Federal funds purchased and securities sold under agreements to repurchase	171,498	213,973
Other borrowings, including certain amounts at fair value of $11,424 at June 30, 2013
and $11,847 at December 31, 2012	299,098	111,848
Trust preferred debentures	43,703	43,668
Other liabilities	72,780	76,179
Total Liabilities	$4,499,989	$4,395,837

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
14,635,468 at June 30, 2013; and 14,426,711 at December 31, 2012	1,464	1,443
Additional paid-in capital	339,233	334,649
Retained earnings	120,218	108,709
Accumulated other comprehensive loss	(27,667)	(2,106)
Treasury stock, at cost – 101,055 shares at June 30, 2013, and 100,054 shares
at December 31, 2012	(2,871)	(2,787)

Total Tompkins Financial Corporation Shareholders’ Equity	430,377	439,908
Noncontrolling interests	1,517	1,452
Total Equity	$431,894	$441,360
Total Liabilities and Equity	$4,931,883	$4,837,197

See notes to unaudited condensed consolidated financial statements

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
(In thousands, except per share data) (Unaudited)	06/30/2013	06/30/2012	06/30/2013	06/30/2012
INTEREST AND DIVIDEND INCOME
Loans	$37,550	$25,403	$73,979	$50,706
Due from banks	1	5	8	8
Federal funds sold	0	0	0	2
Trading securities	160	189	325	387
Available-for-sale securities	7,912	7,523	15,392	14,699
Held-to-maturity securities	177	225	368	450
Federal Home Loan Bank stock and Federal Reserve Bank stock	160	196	345	417
Total Interest and Dividend Income	45,960	33,541	90,417	66,669
INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	1,239	720	2,443	1,454
Other deposits	2,016	1,798	4,198	3,825
Federal funds purchased and securities sold under agreements to repurchase	966	1,074	1,976	2,166
Trust preferred debentures	690	402	1,377	807
Other borrowings	1,223	1,437	2,391	2,866
Total Interest Expense	6,134	5,431	12,385	11,118
Net Interest Income	39,826	28,110	78,032	55,551
Less: Provision for loan and lease losses	2,489	1,011	3,527	2,136
Net Interest Income After Provision for Loan and Lease Losses	37,337	27,099	74,505	53,415
NONINTEREST INCOME
Insurance commissions and fees	7,167	3,493	14,428	6,890
Investment services income	3,698	3,760	7,486	7,398
Service charges on deposit accounts	2,024	1,593	3,932	3,378
Card services income	1,690	1,280	3,428	2,849
Mark-to-market loss on trading securities	(270)	(75)	(385)	(157)
Mark-to-market gain on liabilities held at fair value	347	77	424	166
Net other-than-temporary impairment losses	0	(65)	0	(65)
Other income	1,810	1,770	4,176	3,034
Gain on securities transactions	75	933	442	935
Total Noninterest Income	16,541	12,766	33,931	24,428
NONINTEREST EXPENSES
Salaries and wages	16,291	11,081	31,863	22,381
Pension and other employee benefits	5,338	4,123	11,408	8,422
Net occupancy expense of premises	2,954	1,793	6,015	3,598
Furniture and fixture expense	1,462	1,116	2,919	2,216
FDIC insurance	821	554	1,593	1,082
Amortization of intangible assets	547	124	1,104	257
Merger related expenses	37	879	233	972
Other operating expense	10,327	7,185	20,163	14,298
Total Noninterest Expenses	37,777	26,855	75,298	53,226
Income Before Income Tax Expense	16,101	13,010	33,138	24,617
Income Tax Expense	5,061	4,151	10,557	7,912
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	11,040	8,859	22,581	16,705
Less: Net income attributable to noncontrolling interests	33	33	65	65
Net Income Attributable to Tompkins Financial Corporation	$11,007	$8,826	$22,516	$16,640
Basic Earnings Per Share	$0.76	$0.72	$1.55	$1.43
Diluted Earnings Per Share	$0.75	$0.72	$1.55	$1.42

See notes to unaudited condensed consolidated financial statements

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	June 30, 2013			June 30, 2013			June 30, 2012
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$1,623	$1	0.25%	$2,760	$8	0.58%	$20,269	$8	0.08%
Money market funds	-	-	0.00%	-	-	0.00%	36	-	0.00%
Securities (1)
U.S. Government securities	1,386,975	7,266	2.10%	1,342,524	14,060	2.11%	1,107,730	13,504	2.45%
Trading securities	15,342	159	4.16%	15,732	325	4.17%	18,917	387	4.11%
State and municipal (2)	98,279	1,259	5.14%	99,179	2,558	5.20%	84,785	2,270	5.38%
Other securities (2)	7,441	60	3.23%	8,295	150	3.65%	11,787	268	4.57%
Total securities	1,508,037	8,744	2.33%	1,465,730	17,093	2.35%	1,223,219	16,429	2.70%
Federal Funds Sold	-	-	0.00%	-	-	0.00%	3,693	2	0.11%
FHLBNY and FRB stock	23,002	160	2.79%	20,942	345	3.32%	17,134	415	4.87%

Total loans and leases, net of unearned income (3)	3,038,766	38,048	5.02%	3,001,458	74,906	5.03%	1,980,673	50,980	5.18%
Total interest-earning assets	4,571,428	46,953	4.12%	4,490,890	92,352	4.15%	3,245,024	67,834	4.20%

Other assets	394,467			442,103			257,020

Total assets	4,965,895			4,932,993			3,502,044

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	2,240,518	1,264	0.23%	2,255,128	2,682	0.24%	1,466,424	1,872	0.26%
Time deposits	960,722	1,991	0.84%	970,239	3,959	1.24%	709,586	3,407	1.45%
Total interest-bearing deposits	3,201,240	3,255	0.41%	3,225,367	6,641	0.42%	2,176,010	5,279	0.49%

Federal funds purchased & securities sold under agreements
to repurchase	175,997	966	2.20%	187,289	1,976	2.13%	169,103	2,166	2.58%
Other borrowings	242,301	1,223	2.03%	181,292	2,391	2.66%	144,037	2,866	4.00%
Trust preferred debentures	43,692	690	6.33%	43,683	1,377	6.36%	25,066	807	6.47%
Total interest-bearing liabilities	3,663,230	6,134	0.67%	3,637,631	12,385	0.69%	2,514,216	11,118	0.89%

Noninterest bearing deposits	784,570			778,201			604,866
Accrued expenses and other liabilities	71,007			71,969			56,679
Total liabilities	4,518,807			4,487,801			3,175,761

Tompkins Financial Corporation Shareholders’ equity	445,586			443,708			324,798
Noncontrolling interest	1,502			1,484			1,485
Total equity	447,088			445,192			326,283

Total liabilities and equity	$4,965,895			$4,932,993			$3,502,044
Interest rate spread			3.45%			3.46%			3.31%
Net interest income/margin on earning assets		40,819	3.58%		79,967	3.59%		56,716	3.51%

Tax Equivalent Adjustment		(993)			(1,935)			(1,165)

Net interest income per consolidated financial statements		$39,826			$78,032			$55,551

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rat of 40% to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the
Company's condensed consolidated financial statement included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2012.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended
	Jun-13	Mar-13	Dec-12	Sep-12	Jun-12	Dec-12

Period End Balance Sheet
Securities	$1,469,315	$1,566,510	$1,433,852	$1,516,913	$1,228,143	$1,433,852
Originated loans and leases, net of unearned income and deferred costs and fees (2)	2,309,232	2,208,346	2,133,106	2,060,539	2,019,681	2,133,106
Acquired loans and leases (3)	745,951	785,449	821,504	869,211	0	821,504
Allowance for loan and lease losses	25,458	24,661	24,643	26,632	26,865	24,643
Total assets	4,931,883	4,987,280	4,837,197	4,924,786	3,482,669	4,837,197
Total deposits	3,912,910	4,072,352	3,950,169	4,037,644	2,765,093	3,950,169
Federal funds purchased and securities sold under agreements to repurchase	171,498	194,091	213,973	206,996	161,662	213,973
Other borrowings	299,098	156,649	111,848	125,461	121,934	111,848
Trust preferred debentures	43,703	43,687	43,668	43,651	25,067	43,668
Shareholders' equity	431,894	446,812	441,360	440,950	353,700	441,360

Average Balance Sheet
Average earning assets	$4,571,428	$4,409,455	$4,431,698	$4,087,264	$3,278,519	$3,754,667
Average assets	4,965,895	4,899,727	4,901,374	4,450,013	3,539,170	4,092,473
Average interest-bearing liabilities	3,663,230	3,611,748	3,563,731	3,248,839	2,521,285	2,963,097
Average equity	447,088	443,277	443,592	410,300	349,021	376,890

Share data
Weighted average shares outstanding (basic)	14,427,838	14,374,265	14,332,672	13,580,771	12,146,622	12,797,173
Weighted average shares outstanding (diluted)	14,500,429	14,436,757	14,374,368	13,630,464	12,166,417	12,836,043
Period-end shares outstanding	14,599,558	14,447,017	14,390,801	14,358,230	12,223,790	14,390,801
Book value per share	29.58	30.93	30.67	30.71	28.94	30.67
Tangible book value per share (Non-GAAP)	23.09	23.29	22.96	22.71	24.96	22.96

Income Statement
Net interest income	$39,826	$38,206	$41,849	$36,743	$28,110	$134,143
Provision for loan/lease losses	2,489	1,038	5,659	1,042	1,011	8,837
Noninterest income	16,541	17,390	15,608	14,773	12,766	54,808
Noninterest expense	37,777	37,520	38,188	46,194	26,855	137,608
Income tax expense	5,061	5,495	2,416	761	4,151	11,090
Net income attributable to Tompkins Financial Corporation	11,007	11,510	11,161	3,487	8,826	31,286
Noncontrolling interests	33	33	33	32	33	131
Basic earnings per share (9)	$0.76	$0.80	$0.78	$0.26	$0.72	$2.44
Diluted earnings per share (9)	$0.75	$0.79	$0.77	$0.25	$0.72	$2.43

Nonperforming Assets
Originated nonaccrual loans and leases	$32,100	$32,554	$33,388	$36,996	$36,749	$33,388
Acquired nonaccrual loans and leases	6,916	4,561	4,352	-	-	4,352
Originated loans and leases 90 days past due and accruing	155	157	257	126	321	257
Troubled debt restructurings not included above	-	-	1,532	1,468	1,507	1,532
Total nonperforming loans and leases	39,171	37,272	39,529	38,590	38,577	39,529
OREO (8)	4,918	3,950	4,862	4,675	2,161	4,862
Total nonperforming assets	44,089	41,222	44,391	43,265	40,738	44,391

	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Jun-13	Mar-13	Dec-12	Sep-12	Jun-12	Dec-12
Loans and leases 30-89 days past due and
accruing (2)	$9,597	$10,888	$7,990	$9,412	$10,149	$7,990
Loans and leases 90 days past due and accruing (2)	156	157	257	126	321	257
Total originated loans and leases past due and accruing (2)	9,753	11,045	8,247	9,538	10,470	8,247

Delinquency - Acquired loan and lease portfolio
Covered loans and leases 30-89 days past due and accruing (3)(7)	1,613	3,503	1,014	669	0	1,014
Covered loans and leases 90 days or more past
due and accruing (3)(7)	3,091	3,809	4,272	2,837	0	4,272
Non-covered loans and leases 30-89 days past
due and accruing (3)(7)	5,591	5,738	4,249	5,848	0	4,249
Non-Covered loans and leases 90 days past
due and accruing (3)(7)	13,324	14,026	14,438	19,339	0	14,438
Total acquired loans and leases past due and accruing	23,619	27,076	23,973	28,693	0	23,973

Total loans and leases past due and accruing	$33,372	$38,121	$32,220	$38,231	$10,470	$32,220

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$24,598	$24,643	$26,632	$26,865	$26,948	$27,593
Provision for loan and lease losses	(993)	820	5,659	1,042	1,011	8,837
Net loan and lease (recoveries) charge-offs	(1,248)	864	7,648	1,275	1,094	11,787
Allowance for loan and lease losses (originated	24,853	24,598	24,643	26,632	26,865	24,643
loan portfolio) - balance at end of period

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period	$63	$0	$0	$0	$0	$0
Provision for loan and lease losses	3,483	218	0	0	0	0
Net loan and lease (recoveries) charge-offs	2,941	155	0	0	0	0
Allowance for loan and lease losses (acquired
loan portfolio) - balance at end of period	605	63	0	0	0	0

Total allowance for loan and lease losses	25,458	24,661	24,643	26,632	26,865	24,643

Loan Classification - Originated Portfolio
Special Mention	$43,099	$48,468	$56,342	$58,598	$63,652	$56,342
Substandard	41,969	43,449	45,083	54,383	58,185	45,083
Doubtful	0	0	0	494	588	0

Loan Classification - Acquired Portfolio
Special Mention	29,300	26,568	25,381	14,723	0	25,381
Substandard	55,079	47,698	45,207	31,087	0	45,207

Loan Classifications - Total Portfolio
Special Mention	72,399	75,036	81,723	73,321	63,652	81,723
Substandard	97,048	91,147	90,290	85,470	58,185	90,290
Doubtful	0	0	0	494	588	0

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

RATIO ANALYSIS	Quarter-Ended					Year-Ended
Credit Quality	Jun-13	Mar-13	Dec-12	Sep-12	Jun-12	Dec-12
Nonperforming loans and leases/total loans and leases (7)	1.28%	1.24%	1.34%	1.32%	1.91%	1.34%
Nonperforming assets/total assets	0.89%	0.83%	0.92%	0.88%	1.17%	0.92%
Allowance for originated loan and lease losses/total originated loans and leases	1.08%	1.11%	1.16%	1.29%	1.33%	1.16%
Allowance/nonperforming loans and leases	64.99%	66.16%	62.34%	69.01%	69.64%	62.34%
Net loan and lease losses (annualized)/total average loans and leases	0.22%	0.14%	1.04%	0.20%	0.22%	0.49%

Capital Adequacy (period-end)
Tier 1 capital / average assets	8.16%	8.11%	7.95%	8.50%	9.53%	7.95%
Total capital / risk-weighted assets	13.34%	12.93%	12.94%	12.87%	16.22%	12.94%
Tangible common equity / tangible assets	6.99%	6.90%	6.99%	6.78%	8.88%	6.99%

Profitability
Return on average assets *	0.92%	0.95%	0.91%	0.31%	1.00%	0.76%
Return on average equity *	10.20%	10.53%	10.01%	3.38%	10.17%	8.30%
Net interest margin (TE) *	3.58%	3.57%	3.83%	3.66%	3.52%	3.65%
* Quarterly ratios have been annualized

Non-GAAP Disclosure
Reported net income (GAAP)	$11,007	$11,510	$11,161	$3,487	$8,826	$31,285
Adjustments (net of tax):
Accrual adjustment VISA	0	0	0	0	-243	-243
Merger related expenses	22	118	462	8,424	703	9,664
Subtotal adjustments	22	118	462	8,424	460	9,421
Net operating income (Non-GAAP)	11,029	11,628	11,623	11,911	9,286	40,706
Weighted average shares outstanding (diluted)	14,500,429	14,436,757	14,374,368	13,630,464	12,166,417	12,836,043
Adjusted diluted earnings per share (Non-GAAP) (9)	$0.76	$0.81	$0.81	$0.87	$0.76	$3.17

Non-GAAP Disclosure
Reported net income (GAAP)	$11,007	$11,510	$11,161	$3,487	$8,826	$31,285
Merger related expenses (net of tax)	22	118	462	8,424	703	9,664
Net operating income (Non-GAAP)	$11,029	$11,628	$11,623	$11,911	$9,529	$40,949
Amortization of intangibles, (net of tax)	328	334	348	256	74	758
Adjusted net operating income (Non-GAAP)	11,357	11,962	11,971	12,167	9,603	41,707

Average total shareholders' equity	447,088	443,277	443,592	410,300	349,021	376,890
Less: Average goodwill and intangibles	110,037	110,687	114,644	92,748	48,665	76,149
Average tangible shareholders' equity (Non-GAAP)	337,051	332,590	328,948	317,552	300,356	300,741

Adjusted operating return on shareholders' tangible equity (annualized) (Non-GAAP)	13.48%	14.59%	14.56%	15.24%	12.86%	13.87%

Non-GAAP Disclosure
Total shareholders' equity (GAAP)	$431,894	$446,812	$441,360	$440,950	$353,700	$441,360
Less: goodwill and intangibles	109,540	110,314	110,947	114,859	48,652	110,947
Tangible shareholders' equity	322,354	336,498	330,413	326,030	305,048	330,413

Ending shares outstanding	14,599,558	14,447,017	14,390,801	14,358,230	12,223,790	14,390,801
Tangible book value per share (Non-GAAP)	22.08	23.29	22.96	22.71	24.96	22.96

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Disclosure	Year-to-date period ended
	Jun-13	Jun-12
Reported net income (GAAP)	22,516	16,640
Adjustments (net of tax):
Accrual adjustment VISA	0	(243)
Merger related expenses	155	778
Subtotal adjustments	155	535
Net operating income (Non-GAAP)	22,671	17,175
Weighted average shares outstanding (diluted)	14,500,429	11,656,771
Adjusted diluted earnings per share	$1.56	$1.47

(1) Federal Reserve peer ratio as of March 31, 2013, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.
(2) "Originated" equals loans and leases not included by definition in "acquired loans"
(3)"Acquired Loans and Leases" equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.  "Covered Loans" are loans for which the Company will share losses with the FDIC and consist of loans VIST Bank acquired as part of an FDIC-assisted transaction during the fourth quarter of 2010.

(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(5) Interest income includes the tax effects of taxable-equivalent basis.
(6) Nonaccrual loans are included in the average asset totals presented above.  Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2012.

(7) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans.  The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  There have been no significant changes in expected cash flows since acquisition.

(8) Includes all other real estate owned, including those balances acquired through business combinations.
(9)Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.